SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                VCA ANTECH, INC.
             (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                                95-4097995
(State or Other Jurisdiction of       (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                          12401 WEST OLYMPIC BOULEVARD
                             LOS ANGELES, CALIFORNIA                90064-1022
                    (Address of Principal Executive Offices)        (Zip Code)

                      2001 STOCK INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)

             ROBERT L. ANTIN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                VCA ANTECH, INC.
                          12401 WEST OLYMPIC BOULEVARD
                       LOS ANGELES, CALIFORNIA 90064-1022
                     (Name and Address of Agent for Service)

                                 (310) 571-6500
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                               JULIE KAUFER, ESQ.
                            MICHAEL W. EVERETT, ESQ.
                       AKIN GUMP STRAUSS HAUER & FELD, LLP
                       2029 CENTURY PARK EAST, 24TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 229-1000

                         CALCULATION OF REGISTRATION FEE
======================= ====================== =================== =================== ======================
                                                Proposed Maximum    Proposed Maximum
 Title of Securities        Amount to be         Offering Price        Aggregate             Amount of
   to be Registered        Registered (1)          Per Share         Offering Price      Registration Fee
----------------------- ---------------------- ------------------- ------------------- ----------------------
Common Stock              1,500,000 Shares        $23.03 (2)         $34,545,000 (2)         $3,178.14
$0.001 par value
======================= ====================== =================== =================== ======================

--------------
(1) In the event of a stock split, stock dividend, or similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on July 30, 2003.


INTRODUCTION

     The purpose of this Registration Statement is to register additional shares of the common stock of VCA Antech, Inc., par value $0.001 per share, for issuance pursuant to its 2001 Stock Incentive Plan, and consists only of those items required by General Instruction E to Form S-8.

INCORPORATION OF PREVIOUSLY FILED REGISTRATION STATEMENT

     Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-81614, filed with the SEC on January 29, 2002, are incorporated herein by reference.

THE FOLLOWING EXHIBITS ARE FILED AS PART OF THIS REGISTRATION STATEMENT:

     4.1 VCA Antech, Inc. 2001 Stock Incentive Plan, as amended. Incorporated by reference to Exhibit A of the Registrant's Definitive Proxy Statement filed on April 18, 2003.

     5.1 Opinion of Akin Gump Strauss Hauer & Feld LLP regarding validity of securities.

     23.1 Consent of KPMG LLP.

     23.2 Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit
          5.1).

     24.1 Power of Attorney (included as part of the signature page of this Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 31st day of July 2003.

                                        VCA ANTECH, INC.
                                        (Registrant)


                                     By: /s/ TOMAS W. FULLER
                                        ---------------------------------------
                                        Tomas W. Fuller
                                        Chief Financial Officer, Vice
                                        President and Assistant Secretary


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Robert
L. Antin and Tomas W. Fuller, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.



      SIGNATURE                               TITLE                             DATE


*                                    President, Chief Executive
----------------------               Officer, and Chairman of the
    Robert L. Antin                    Board of Directors



*                                    Chief Operating Officer,
----------------------               Senior Vice President,
    Arthur J. Antin                   Secretary and Director



/s/ Tomas W. Fuller                  Chief Financial Officer,               July 31, 2003
----------------------               Vice President and Assistant
    Tomas W. Fuller                   Secretary



*                                    Director
----------------------
    John M. Baumer

*                                    Director
----------------------
    John G. Danhakl


/s/ John Heil                        Director                               July 31, 2003
----------------------
    John Heil


                                       3



*                                    Director                               July 31, 2003
----------------------
    Peter J. Nolan


/s/ Frank Reddick                    Director                               July 31, 2003
----------------------
    Frank Reddick


/s/ Tomas W. Fuller                  Director                               July 31, 2003
----------------------
    Attorney-In-Fact


                                  EXHIBIT INDEX

EXHIBIT       EXHIBIT DESCRIPTION
NO.

4.1 VCA Antech, Inc. 2001 Stock Incentive Plan, as amended. Incorporated by reference to Appendix A of the Registrant's Definitive Proxy Statement filed on April 18, 2003.

5.1 Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. regarding validity of securities.

23.1      Consent of KPMG LLP.

23.2      Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
          Exhibit 5.1).

24.1 Power of Attorney (included as part of the signature page of this Registration Statement).